EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiaries
Irvine, California

We hereby consent to the incorporation by reference in, the previously filed Registration Statements on Form S-8 (Nos. 333-33494, 333-00159 and 333-143346) of Biomerica, Inc. and Subsidiaries, of our report dated August 27, 2010, relating to the consolidated financial statements as of May 31, 2010 and 2009 and for the years ended May 31, 2010 and 2009, which appears in this Form 10-K.

/s/ PKF
Certified Public Accountants
A Professional Corporation

San Diego, CA
August 27, 2010